Exhibit 25
___________________________________________________________________

              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D. C.  20549
                   _________________________

                           FORM  T-1

                   STATEMENT OF ELIGIBILITY
           UNDER THE TRUST INDENTURE ACT OF 1939 OF
          A CORPORATION DESIGNATED TO ACT AS TRUSTEE
          ___________________________________________
      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
       A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
           ________________________________________

                         CHEMICAL BANK
      (Exact name of trustee as specified in its charter)

New York                                             13-4994650
(State of incorporation                        (I.R.S. employer
if not a national bank)                     identification No.)

270 Park Avenue
New York, New York                                        10017
(Address of principal executive offices)             (Zip Code)

                      William H. McDavid
                        General Counsel
                        270 Park Avenue
                   New York, New York 10017
                     Tel:  (212) 270-2611
   (Name, address and telephone number of agent for service)
         _____________________________________________
                Arkansas Power & Light Company
      (Exact name of obligor as specified in its charter)

Arkansas                                             71-0005900
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)              identification No.)

425 West Capitol Avenue
Little Rock, Arkansas                                     72201
(Address of principal executive offices)             (Zip Code)

          ___________________________________________
                        Debt Securities
              (Title of the indenture securities)
     _____________________________________________________

                            GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a)Name and address of each examining or supervising authority to
        which it is subject.   New York State Banking Department, State
        House, Albany, New York 12110. Board of Governors of the Federal Reserve System, Washington, D.C., 20551

        Federal Reserve Bank of New York, District No. 2, 33
        Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington,
        D.C., 20429.


     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.


Item 2. Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16.  List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28,
1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4.  A copy of the existing By-Laws of the Trustee (see
Exhibit 4 to Form T-1 filed in connection with Registration
Statement No. 33-84460, which is incorporated by reference).

      5.  Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      8.  Not applicable.

      9.  Not applicable.

                           SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 4th day of January, 1996.
                                CHEMICAL BANK


                                By   /s/W. B. Dodge
                                     W. B. Dodge
                                     Vice President

                      Exhibit 7 to Form T-1


                        Bank Call Notice

                     RESERVE DISTRICT NO. 2
               CONSOLIDATED REPORT OF CONDITION OF

                          Chemical Bank
          of 270 Park Avenue, New York, New York 10017
             and Foreign and Domestic Subsidiaries,
             a member of the Federal Reserve System,

         at the close of business September 30, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                            Dollar Amounts
ASSETS                                                        in Millions


Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin              $  5,319
Interest-bearing balances                                          3,591
Securities:
Held to maturity securities                                        6,402
Available for sale securities                                     22,966
Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
Federal funds sold                                                 1,088
Securities purchased under agreements to resell                    1,015
Loans and lease financing receivables:
Loans and leases, net of unearned income    $76,064
Less: Allowance for loan and lease losses     1,878
Less: Allocated transfer risk reserve           104
                                            -------
Loans and leases, net of unearned income,
     allowance, and reserve                                       74,082
Trading Assets                                                    28,967
Premises and fixed assets (including capitalized leases)           1,380
Other real estate owned                                               65
Investments in unconsolidated subsidiaries and associated            160
companies
Customer's liability to this bank on acceptances outstanding       1,187
Intangible assets                                                    467
Other assets                                                       6,418
                                                               ---------
TOTAL ASSETS                                                    $153,107
                                                               =========

                           LIABILITIES

Deposits
     In domestic offices                                         $44,067
     Noninterest-bearing                            $14,227
     Interest-bearing                                29,840
                                                    -------
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's                                                    37,004
     Noninterest-bearing                            $   173
     Interest-bearing                                36,831
                                                    -------

Federal funds purchased and securities sold under agree-
     ments to repurchase in domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBF's
     Federal funds purchased                                      16,136
     Securities sold under agreements to repurchase                1,274
Demand notes issued to the U.S. Treasury                             903
Trading liabilities                                               22,513
Other Borrowed money:
     With original maturity of one year or less                   11,674
     With original maturity of more than one year                    613
Mortgage indebtedness and obligations under capitalized
     leases                                                           16
Bank's liability on acceptances executed and outstanding           1,190
Subordinated notes and debentures                                  3,411
Other liabilities                                                  6,333

TOTAL LIABILITIES                                                145,134
                                                                --------
                         EQUITY CAPITAL

Common stock                                                         620
Surplus                                                            4,611
Undivided profits and capital reserves                             2,890
Net unrealized holding gains (Losses)
     on available-for-sale securities                               (156)
Cumulative foreign currency translation adjustments                    8

TOTAL EQUITY CAPITAL                                               7,973
                                                              ----------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL                                   $153,107
                                                              ==========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                    JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                    WALTER V. SHIPLEY       )
                    EDWARD D. MILLER        )DIRECTORS
                    WILLIAM B. HARRISON     )